As filed with the Securities and Exchange Commission on March 26, 2008

Registration No. 333-128811

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHEAST UTILITIES

(Exact Name of Registrant as Specified in its Charter)

 (Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State of Incorporation)	04-2147929 (IRS Employer Identification Number)
One Federal Street, Building 111-4, Springfield, MA 01105 (413) 785-5871 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Kerry J. Kuhlman

Vice President and Secretary

Northeast Utilities Service Company
107 Selden Street
Berlin, CT 06037
(860) 665-5000
(Name, address and telephone number, including area code, of Agent for Service)

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement is being filed solely to remove from registration securities that were registered and will not be issued in connection with the Registrant’s offering.

      On October 4, 2005, Northeast Utilities (the “Registrant”) filed its Registration Statement on Form S-3 (No. 333-128811) (the “Registration Statement”) with the Securities and Exchange Commission with respect to $750,000,000 of the Registrant’s senior unsecured notes (the “senior notes”).

      An aggregate of $439,070,000 of the senior notes were issued and no further senior notes will be issued in connection with the offering.

        Pursuant to the Registrant’s undertaking in Part II, Item 17 in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw the Registration Statement, including all exhibits to the Registration Statement, with respect to all unsold senior notes of the Registrant registered under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Northeast Utilities, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berlin, State of Connecticut on the 25th day of March, 2008.

NORTHEAST UTILITIES (REGISTRANT)
By:	/s/ Charles W. Shivery Charles W. Shivery Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Charles W. Shivery Charles W. Shivery	Chairman of the Board, President and Chief Executive Officer and a Trustee	March 25, 2008
/s/ David R. McHale David R. McHale	Senior Vice President and Chief Financial Officer	March 25, 2008
/s/ Shirley M. Payne Shirley M. Payne	Vice President—Accounting and Controller	March 25, 2008
* Richard H. Booth	Trustee	March 25, 2008
* Cotton M. Cleveland	Trustee	March 25, 2008

* Sanford Cloud, Jr.	Trustee	March 25, 2008
* James F. Cordes	Trustee	March 25, 2008

* E. Gail de Planque * John G. Graham	Trustee	March 25, 2008
	Trustee	March 25, 2008
* Elizabeth T. Kennan	Trustee	March 25, 2008
Kenneth Liebler	Trustee	March 25, 2008
* Robert E. Patricelli	Trustee	March 25, 2008
* John F. Swope	Trustee	March 25, 2008

*By: /s/ Jeffrey C. Miller Jeffrey C. Miller Attorney-in-Fact	March 25, 2008